Exhibit 99.2

Cabinet Grow, Inc. to Present at Cannabis Investor Webcast

on Thursday, October 8, 2015

Scheduled for 12pm EDT

CEO & Co-Founder Sam May to Discuss its Business Model, Products and Strategic Vision

IRVINE, Calif. / ACCESSWIRE / October 7, 2015 / Cabinet Grow, Inc. (OTCQB: CBNT), a developer and marketer of cabinet-based horticultural systems with an emphasis in the cannabis industry, will be presenting on the Cannabis Investor Webcast (http://cannawebcast.com) on Thursday, October 8, 2015 at 12:00pm EDT.

Sam May, Chief Executive Officer and Co-Founder of Cabinet Grow, will discuss the Company’s business model, its products and its strategic vision for future growth.

Sam May, Chief Executive Officer and Co-Founder of Cabinet Grow, stated, “Our Company is entering a very exciting growth phase with our products and expansion into new verticals. We look forward to explaining where we are today and where we are going in the future and sharing our strategic vision with the Wall Street community and expanding our investor audience.”

“We’re excited to have Cabinet Grow present to our online audience of industry investors, analysts, executives, media, and consumers,” said Derwin A. Wallace, Senior VP of Investor Webcast. “The online interactive webcast will assist Cabinet Grow in increasing its awareness and exposure.”

The Cannabis Investor Webcast will include presentations from privately-held and publicly-traded industry companies and industry professionals. Cabinet Grow’s presentation will be 30-minutes long and followed by 15-minutes of Q&A. The Cannabis Investor Webcast is a great opportunity for the audience to research industry companies without taking time-off from work, paying registration fees and incurring travel-related expenses.

Cannabis investors, analysts, executives, media, and consumers who would like to attend the free online webcast please click on the link: http://cannawebcast.com and visit the Registration Page and to view the recording of the webcast please visit: https://www.youtube.com and search for Cannabis Investor Webcast two weeks after the live presentation.

About Cabinet Grow, Inc.

Based in Irvine, Calif., the Company makes cabinet-based horticultural systems. The technology driven self-contained design and construction of the hydroponic and soil-based grow cabinets makes the process of home growing automated and simplified. We are committed to pioneering consumer centric market education while delivering an unprecedented home cultivation user experience at a better value within the current market. Cabinet Grow, Inc. strives to be thought leaders and influencers to the horticulture industry through developing technology, producing reliable content and aggregating standardized data to improve all cultivation.

For more information, check out: http://www.cabinetgrow.com.

Forward-Looking Statements

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Form 10-K filed on March 31, 2015, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Corporate Contact:
Lisa Rowe
lisa@cabinetgrow.com
888-544-9376

Investor Contact:

Brett Maas

Hayden IR

brett@haydenir.com

646-536-7331